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                                                                   EXHIBIT 99.1


                           [ONEIDA NEWS RELEASE LOGO]



INVESTOR RELATIONS CONTACTS:          PRESS CONTACTS:
Gregg Denny, Chief Financial Officer  David Gymburch, Corporate Public Relations
Oneida Ltd.  (315) 361-3138           Oneida Ltd. (315) 361-3271


FOR IMMEDIATE RELEASE
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ONEIDA LTD. TO SELL ENCORE SUBSIDIARY TO BRADSHAW INTERNATIONAL
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ONEIDA, NY - July 7, 2004 - Oneida Ltd. (OTC:ONEI) today announced that it has signed a letter of intent to sell substantially all of the assets of its Encore Promotions, Inc. subsidiary to Bradshaw International, Inc., and also to enter into a licensing agreement with Bradshaw. The sale is expected to be completed by July 31, 2004.

Encore, based in Malta, N.Y., markets tabletop products and related home accessories to the supermarket industry. Oneida said that Encore will continue to offer Oneida-branded products to the supermarket channel under the licensing agreement between Oneida and Bradshaw. Based in Rancho Cucamonga, Ca., Bradshaw is a leading marketer and distributor of kitchenware products including the Good Cook'TM' brand.

"This transaction is a very positive move. It supports Oneida's business restructuring, enabling us to focus our resources on core operations while continuing to pursue opportunities for market growth," Oneida Chairman and Chief Executive Officer Peter J. Kallet said. "The Encore operations are a natural extension of Bradshaw's proven expertise in kitchenware marketing. Oneida already has a solid relationship with Bradshaw, through a licensing venture for mass-market cookware and bakeware products, and we are very pleased to continue developing our supermarket placements via Encore and Bradshaw."

Michael Rodrigue, President of Bradshaw International, remarked that "the acquisition of Encore is a perfect fit for our company. It provides us with a strong Oneida-branded promotional component that complements our in-line Good Cook'TM' program sales. We expect a smooth transition with the current Encore team, headed by Thomas Lowe, remaining in place." Encore will operate as a free standing division of Bradshaw, maintaining its headquarters in Malta, N.Y. with additional new showroom facilities in Rancho Cucamonga, Ca.

Consummation of the sale is subject to the completion of definitive documentation and to the satisfaction of customary conditions.

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Oneida Ltd. is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and foodservice industries worldwide.

Forward Looking Information

With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of or negative variances at some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.